Press release dated April 27, 2022

Informatica Reports First Quarter 2022 Financial Results

•Subscription annualized recurring revenue (ARR) in the first quarter increased 32% year-over-year to $849 million
•Cloud ARR in the first quarter increased 43% year-over-year to $343 million
•Subscription revenue in the first quarter increased 26% year-over-year to $198 million

REDWOOD CITY, CA, April 27, 2022 - Informatica (NYSE: INFA), an enterprise cloud data management leader, today announced financial results for its first quarter 2022, ended March 31, 2022.

“We delivered ARR and non-GAAP Operating Income above the high end of our guidance range and achieved another quarter of operating profitability and positive cash flow while continuing to invest in long-term, durable growth. Demand for our cloud-native IDMC platform and continued momentum from enterprise customers and strategic partners drove cloud ARR growth of 43%,” said Amit Walia, Chief Executive Officer at Informatica. “These results highlight the continued customer adoption of our cloud data management solutions, and the execution of our multi-pronged strategy is delivering results. We are off to a great start for the year, and we see total ARR growth in 2022 accelerating.”

First Quarter 2022 Financial Highlights:
•GAAP Total Revenues increased 9% year-over-year to $362.3 million.
•GAAP Subscription Revenues increased 26% year-over-year to $197.7 million.
•Total ARR increased 17% year-over-year to $1.4 billion.
•GAAP Operating Income of $6.2 million and Non-GAAP Operating Income of $83.4 million.
•GAAP Operating Cash Flow increased 8% year-over-year to $70.2 million.
•Unlevered Free Cash Flow (after-tax) of $87.5 million.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter 2022 Business Highlights:
•Achieved a subscription net retention rate of 113% at the end of March 31, 2022.
•Processed 32.2 trillion cloud transactions per month for the quarter ended March 31, 2022, as compared to 19.6 trillion cloud transactions per month in the same quarter last year, an increase of 64% year-over-year.
•Reported 164 customers that spend more than $1 million in subscription ARR at the end of March 31, 2022, an increase of 50% year-over-year.
•Reported 1,732 customers that spend more than $100,000 in subscription ARR at the end of March 31, 2022, an increase of 22% year-over-year.

Product Innovation:
•Expanded partnership with Snowflake that will result in deeper, product integrations for data governance, acceleration and scaling of joint marketing and demand-generation activities, and expanded field sales collaboration.
•Launched the Informatica Intelligent Data Management Cloud (IDMC) for Retail -- a cloud-neutral, end-to-end data management solution for the retail industry to drive innovation and business value in a multi-cloud, hybrid environment.
•Launched the Informatica Intelligent Multi-domain Master Data Management (MDM) for enterprises to connect, understand and manage the relationship between multiple domains such as location, customer, product or supplier as well as assets including IoT devices or sensors.
•Expanded global system integrator partnership with Wipro Limited to accelerate cloud modernization for global customers.

Industry Recognition:
•Named to Fast Company’s Annual List of the World’s 50 Most Innovative Companies for 2022. Informatica ranked #2 in the competitive enterprise category.
•Named a 2022 Gartner Peer Insights Customers’ Choice for Data Integration Tools, making Informatica the only vendor to receive this accolade four consecutive times.
•Recognized as an Overall Leader in KuppingerCole Leadership Compass Data Catalogs and Metadata Management Report.
•Recognized as a Champion in the Bloor Stream Processing Market Update.

Second Quarter and Full-Year 2022 Financial Outlook
The Company provides the financial guidance below based on current market conditions and expectations and subject to various important cautionary factors described below. Based on information available as of April 27, 2022, guidance for the second quarter of 2022 and full-year 2022 is as follows:

Second Quarter 2022 Ending June 30, 2022:
•Total Revenues in the range of $358 million to $368 million, representing approximately 6% year-over-year growth at the midpoint of the range.
•Subscription ARR in the range of $875 million to $885 million, representing approximately 28% year-over-year growth at the midpoint of the range.
•Cloud ARR in the range of $365 million to $371 million, representing approximately 40% year-over-year growth at the midpoint of the range.

•Non-GAAP Operating Income in the range of $44 million to $51 million.

Full-Year 2022 Ending December 31, 2022:
•Total Revenues in the range of $1,585 million to $1,605 million, representing approximately 10% year-over-year growth at the midpoint of the range.
•Raising Total ARR to a range of $1,520 million to $1,550 million, representing approximately 13% year-over-year growth at the midpoint of the range. This is an increase from the prior range of $1,510 million to $1,540 million and approximately 12% year-over-year growth at the midpoint of the range.
•Subscription ARR in the range of $990 million to $1,010 million, representing approximately 25% year-over-year growth at the midpoint of the range.
•Cloud ARR in the range of $438 million to $448 million, representing approximately 40% year-over-year growth at the midpoint of the range.
•Non-GAAP Operating Income in the range of $325 million to $345 million.
•Unlevered Free Cash Flow (after-tax) in the range of $323 million to $343 million.

In addition to the above guidance, the Company is also providing second quarter and full-year 2022 weighted-average number of basic and diluted share estimates for modeling purposes. For the second quarter 2022, we expect basic weighted-average shares outstanding to be approximately 280 million shares and diluted weighted-average shares outstanding to be approximately 283 million shares. For the full-year 2022, we expect basic weighted-average shares outstanding to be approximately 281 million shares and diluted weighted-average shares outstanding to be approximately 288 million shares.

Reconciliation of non-GAAP operating income and unlevered free cash flow after-tax guidance to the most directly comparable GAAP measures is not available without unreasonable effort, as certain items cannot be reasonably predicted because of their high variability, complexity, and low visibility. In particular, the measures and effects of our stock-based compensation expense specific to our equity compensation awards and employer payroll tax-related items on employee stock transactions are directly impacted by the timing of employee stock transactions and unpredictable fluctuations in our stock price, which we expect to have a significant impact on our future GAAP financial results.

Webcast and Conference Call

A conference call to discuss Informatica’s first quarter 2022 financial results and financial outlook for the second quarter and full-year 2022 is scheduled for 1:30 p.m. Pacific Time today. To participate, please dial 1-844-200-6205 from the U.S. or 1-646-904-5544 from international locations. The conference passcode is 505719. A live webcast of the conference call will be available on the Investor Relations section of Informatica’s website at investors.informatica.com where presentation materials will also be posted prior to the conference call. A replay will be available online approximately two hours following the live call for a period of 30 days.

Forward-Looking Statements

This press release and the related conference call and webcast contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, including expectations regarding achieving profitability and our GAAP and non-GAAP guidance for the second quarter and 2022 fiscal year, management’s plans, priorities, initiatives, and strategies, and expectations regarding growth of our business and partnerships. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our business and financial performance, the effects of COVID-19 or other public health crises on our business, results of operations, and financial condition, our ability to attract and retain customers, our ability to develop new products and services and enhance existing products and services, our ability to respond rapidly to emerging technology trends, our ability to execute on our business strategy, including our strategy related to the Informatica IDMC platform, our ability to increase and predict customer consumption of our platform, our ability to compete effectively, and our ability to manage growth.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K that was filed for the fiscal year ended December 31, 2021, and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Quarterly Report on Form 10-Q that will be filed for the first quarter ended March 31, 2022. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures and Key Business Metrics

We review several operating and financial metrics, including the following unaudited non-GAAP financial measures and key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions:

Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance. However, non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for our non-GAAP financial measures to the most directly comparable financial measures stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Non-GAAP Income from Operations and Non-GAAP Net Income exclude the effect of stock-based compensation expense-related charges, amortization of acquired intangibles, equity compensation related payments, expenses associated with acquisitions, strategic investments and sponsor-related costs, and are adjusted for income tax effects. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

Adjusted EBITDA represents GAAP net income (loss) as adjusted for income tax benefit (expense), interest income, interest expense, loss on debt refinancing, other income (expense), stock-based compensation, amortization of intangibles, equity compensation related payments, one time fees related to acquisitions, costs related to discrete payments for legal settlements, restructuring costs and executive severance, one-time impairment on restructured facilities, sponsor-related costs, and depreciation. Equity compensation-related payments are related to the repurchase of employee stock options. We believe adjusted EBITDA is an important metric for understanding our business to assess our relative profitability adjusted for balance sheet debt levels.

Unlevered Free Cash Flow (after-tax) represents operating cash flow less purchases of property and equipment and is adjusted for interest payments, equity compensation payments, sponsor management fees, legal settlements, restructuring costs (including payments for impaired leases), and executive severance. We believe this measure provides useful supplemental information to investors because it is an indicator of the strength and performance of our core business operations.

Key Business Metrics

Annual Recurring Revenue (ARR) represents the expected annual billing amounts from all active maintenance and subscription agreements. ARR is calculated based on the contract Monthly Recurring Revenue (MRR) multiplied by 12. MRR is calculated based on the accounting adjusted total contract value divided by the number of months of the agreement based on the start and end dates of each contracted line item. The aggregate ARR calculated at the end of each reported period represents the value of all contracts that are active as of the end of the period, including those contracts that have expired but are still under negotiation for renewal. We typically allow for a grace period of up to 6 months past the original contract expiration quarter during which we engage in the renewal process before we report the contract as lost /inactive. This grace-period ARR amount has been less than 2% of the reported ARR in each period presented. If there is an actual cancellation of an ARR contract, we remove that ARR value at that time. We believe ARR is an important metric for understanding our business since it tracks the annualized cash value collected over a 12-month period for all our recurring contracts, irrespective of whether it is a maintenance contract on a perpetual license, a ratable cloud contract, or an on-premise term-based subscription license.

Maintenance Annual Recurring Revenue represents the portion of ARR only attributable to our maintenance contracts. We believe that Maintenance ARR is a helpful metric for understanding our business since it represents the approximate annualized cash value collected over a 12-month period for all our maintenance contracts. Maintenance ARR includes maintenance contracts supporting our on-premise perpetual licenses. Maintenance ARR should be viewed independently of maintenance revenue and deferred revenue related to our maintenance contracts and is not intended to be combined with or to replace either of those items.

Subscription Annual Recurring Revenue represents the portion of ARR only attributable to our subscription contracts. We believe that Subscription ARR is a helpful metric for understanding our business since it represents the approximate annualized cash value collected over a 12-month period for all our recurring subscription contracts. Subscription ARR excludes maintenance contracts on our perpetual licenses to provide information regarding the period-to-period performance and overall size and scale of our subscription business as we continue to focus our efforts on subscription-based licensing. Subscription ARR should be viewed independently of subscription revenue and deferred revenue related to our subscription contracts and is not intended to be combined with or to replace either of those items.

Cloud Annual Recurring Revenue represents the portion of ARR that is attributable to our hosted cloud contracts. We believe that Cloud ARR is a helpful metric for understanding our business since it represents the approximate annualized cash value collected over a 12-month period for all our recurring Cloud contracts. Cloud ARR is a subset of our overall Subscription ARR, and by providing this breakdown of Cloud ARR, it provides visibility on the size and growth rate of our Cloud ARR within our overall Subscription ARR. Cloud ARR should be viewed independently of subscription revenue and deferred revenue related to our subscription contracts and is not intended to be combined with or to replace either of those items.

Subscription Net Retention Rate compares the contract value for Subscription ARR from the same set of customers at the end of a period compared to the prior year. We treat divisions, segments, or subsidiaries inside companies as separate customers. To calculate our Subscription NRR for a particular period, we first establish the Subscription ARR value at the end of the prior-year period. We subsequently measure the Subscription ARR value at the end of the current period from the same cohort of customers. The net retention rate is then calculated by dividing the aggregate Subscription ARR in the current period by the prior-year period. An increase in the Subscription NRR occurs as a result of price increases on existing contracts, higher consumption of existing products, and sales of additional new subscription products to existing customers exceeding losses from subscription contracts due to cancellations. We believe Subscription NRR is an important metric for understanding our business since it measures the rate at which we are able to sell additional products into our subscription customer base.

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About Informatica

Informatica (NYSE: INFA), an Enterprise Cloud Data Management leader, empowers businesses to realize the transformative power of data. We have pioneered a new category of software, the Informatica Intelligent Data Management Cloud™(IDMC), powered by AI and a cloud-first, cloud-native, end-to-end data management platform that connects, manages, and unifies data across any multi-cloud, hybrid system, empowering enterprises to modernize and advance their data strategies. Over 5,000 customers in more than 100 countries and 85 of the Fortune 100 rely on Informatica to drive data-led digital transformation.

Contacts:

Investor Relations:
Victoria Hyde-Dunn
vhydedunn@informatica.com

Media Relations:
Priya Ramesh
priya@informatica.com

INFORMATICA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2022	2021
	(unaudited)
Revenues:
Subscriptions	$197,747	$157,542
Perpetual license	2,672	9,216
Software revenue	200,419	166,758
Maintenance and professional services	161,928	166,955
Total revenues	362,347	333,713
Cost of revenues:
Subscriptions	24,704	18,309
Perpetual license	153	1,027
Software costs	24,857	19,336
Maintenance and professional services	49,805	39,494
Amortization of acquired technology	9,137	18,599
Total cost of revenues	83,799	77,429
Gross profit	278,548	256,284
Operating expenses:
Research and development	75,123	59,904
Sales and marketing	128,952	108,526
General and administrative	29,574	26,285
Amortization of intangible assets	38,661	43,226
Restructuring, acquisition and other charges	—	333
Total operating expenses	272,310	238,274
Income from operations	6,238	18,010
Interest income	366	280
Interest expense	(12,825)	(35,799)
Other income, net	4,220	16,325
Loss before income taxes	(2,001)	(1,184)
Income tax expense	1,185	811
Net Loss	$(3,186)	$(1,995)

Net loss per share attributable to Class A and Class B-1 common stockholders - basic	$(0.01)	$(0.01)
Net loss per share attributable to Class A and Class B-1 common stockholders - diluted	$(0.01)	$(0.01)
Weighted-average shares used in computing net loss per share1 - basic	278,772	244,500
Weighted-average shares used in computing net loss per share1 — diluted	278,772	244,500

1 Amounts for periods prior to the completion of our restructuring transactions on September 30, 2021 have been retrospectively adjusted to give effect to the restructuring transactions described in our Annual Report on Form 10-K for the year ended December 31, 2021 and filed with the SEC on March 24, 2022.

INFORMATICA INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value data)
(unaudited)

	March 31,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$545,301	$456,378
Short-term investments	32,464	40,045
Accounts receivable, net of allowances of $3,726 and $4,644, respectively	253,043	432,266
Contract assets, net	118,705	109,269
Prepaid expenses and other current assets	151,559	133,832
Total current assets	1,101,072	1,171,790
Restricted cash	—	1,718
Property and equipment, net	171,535	177,409
Operating lease right-of-use-assets	71,387	74,789
Goodwill	2,367,202	2,380,752
Customer relationships intangible asset, net	908,859	948,556
Other intangible assets, net	67,055	78,899
Deferred tax assets	11,949	13,196
Other assets	133,063	139,154
Total assets	$4,832,122	$4,986,263
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,683	$41,755
Accrued liabilities	47,724	74,763
Accrued compensation and related expenses	76,904	171,978
Current operating lease liabilities	18,183	18,505
Current portion of long-term debt	18,750	14,063
Income taxes payable	—	7,211
Contract liabilities	579,040	613,336
Total current liabilities	773,284	941,611
Long-term operating lease liabilities	58,836	62,519
Long-term contract liabilities	23,583	28,651
Long-term debt, net	1,833,513	1,837,408
Deferred tax liabilities	98,867	104,788
Long-term income taxes payable	25,701	23,833
Other liabilities	3,567	3,777
Total liabilities	2,817,351	3,002,587
Stockholders’ equity:
Class A common stock; $0.01 par value per share; 2,000,000,000 shares authorized as of March 31, 2022 and December 31, 2021, respectively; Total of 235,862,806 and 234,189,069 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively[1]	2,360	2,343
Class B-1 common stock; $0.01 par value per share; 200,000,000 shares authorized as of March 31, 2022 and December 31, 2021, respectively; Total of 44,049,523 and 44,049,523 shares issued and outstanding as of March 31, 2022 and December 2021, respectively[1]	440	440
Class B-2 common stock; $0.00001 par value per share, 200,000,000 shares authorized as of March 31, 2022 and December 31, 2021, respectively; Total of 44,049,523 and 44,049,523 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively[1]	—	—
Additional paid-in-capital[1]	3,141,447	3,093,232
Accumulated other comprehensive income	3,224	17,151
Accumulated deficit	(1,132,700)	(1,129,490)
Total stockholders’ equity	2,014,771	1,983,676
Total liabilities and stockholders’ equity	$4,832,122	$4,986,263
1 Amounts for periods prior to the completion of our restructuring transactions on September 30, 2021 have been retrospectively adjusted to give effect to the restructuring transactions described in our Annual Report on Form 10-K for the year ended December 31, 2021 and filed with the SEC on March 24, 2022..

INFORMATICA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021

Operating activities:
Net loss	$(3,186)	$(1,995)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,727	6,345
Non-cash operating lease costs	4,577	3,358
Stock-based compensation	29,275	2,577
Deferred income taxes	(6,145)	(6,488)
Amortization of intangible assets and acquired technology	47,798	61,825
Gain on sale of investment in equity interest	—	(110)
Amortization of debt issuance costs	919	1,430
Unrealized gain on remeasurement of debt	—	(23,627)
Changes in operating assets and liabilities:
Accounts receivable	177,717	150,707
Prepaid expenses and other assets	(4,485)	(4,462)
Accounts payable and accrued liabilities	(126,339)	(95,455)
Income taxes payable	(17,981)	(8,941)
Contract liabilities	(37,722)	(20,216)
Net cash provided by operating activities	70,155	64,948
Investing activities:
Purchases of property and equipment	(644)	(738)
Purchases of investments	(17,226)	(9,859)
Maturities of investments	24,114	11,779
Sale of investment in equity interest	—	110
Net cash provided by investing activities	6,244	1,292
Financing activities:
Payments for share repurchases	—	(753)
Payment of debt	—	(5,932)
Proceeds from issuance of common stock under employee stock purchase plan	13,644	—
Payments of offering costs	(505)	—
Payments for dividends related to Class B-2 shares	(24)	—
Payments for taxes related to net share settlement of equity awards	—	(116)
Payment of deferred and contingent consideration	—	(9,023)
Net activity from derivatives with an other-than-insignificant financing element	(4,586)	(4,619)
Proceeds from issuance of shares	4,706	903
Net cash provided by / (used in) financing activities	13,235	(19,540)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(2,429)	3,582
Net increase in cash, cash equivalents, and restricted cash	87,205	50,282
Cash, cash equivalents, and restricted cash at beginning of period	458,096	348,221
Cash, cash equivalents, and restricted cash at end of period	$545,301	$398,503
Supplemental disclosures:
Cash paid for interest	$13,678	$28,158
Cash paid for income taxes, net of refunds	$25,311	$16,530

INFORMATICA INC.
NON-GAAP FINANCIAL MEASURES AND KEY BUSINESS METRICS
(in thousands, except per share data)
(unaudited)

RECONCILIATIONS OF GAAP TO NON-GAAP

Reconciliation of GAAP net loss to Non-GAAP net income

	Three Months Ended March 31,
	2022	2021
	(in thousands)
GAAP net loss	$(3,186)	$(1,995)
Stock-based compensation	29,275	2,577
Amortization of intangibles	47,798	61,825
Equity compensation	83	(238)
Restructuring, acquisition and other charges	—	333
Executive severance	33	850
Sponsor-related costs	—	500
Income tax effect	(16,108)	(13,415)
Non-GAAP net income	$57,895	$50,437

Net loss per share:
Net loss per share—basic	$(0.01)	$(0.01)
Net loss per share—diluted	$(0.01)	$(0.01)
Non-GAAP net income per share—basic	$0.21	$0.21
Non-GAAP net income per share—diluted	$0.20	$0.20

Share count (in thousands):
Weighted-average shares used in computing Net loss per share—basic	278,772	244,500
Weighted-average shares used in computing Net loss per share—diluted	278,772	244,500
Weighted-average shares used in computing Non-GAAP net income per share—basic	278,772	244,500
Weighted-average shares used in computing Non-GAAP net income per share—diluted	284,623	247,970

Reconciliation of GAAP income from operations to Non-GAAP income from operations

	Three Months Ended March 31,
	2022	2021
	(in thousands)
GAAP income from operations	$6,238	$18,010
Stock-based compensation	29,275	2,577
Amortization of intangibles	47,798	61,825
Equity compensation	83	(238)
Restructuring, acquisition and other charges	—	333
Sponsor-related costs	—	500
Non-GAAP income from operations	$83,394	$83,007

INFORMATICA INC.
NON-GAAP FINANCIAL MEASURES AND KEY BUSINESS METRICS

Adjusted EBITDA Reconciliation

	Three Months Ended March 31,		Trailing Twelve Months ("TTM") Ended March 31,
	2022	2021	2022
	(in thousands)		(in thousands)
GAAP net loss	$(3,186)	$(1,995)	$(101,120)
Income tax expense	1,185	811	24,413
Interest income	(366)	(280)	(1,299)
Interest expense	12,825	35,799	109,465
Loss on debt refinancing	—	—	30,882
Other income, net	(4,220)	(16,325)	(14,207)
Stock-based compensation	29,275	2,577	71,715
Amortization of intangibles	47,798	61,825	231,868
Equity compensation	83	(238)	311
Restructuring, acquisition and other charges	—	333	(205)
Sponsor-related costs	—	500	1,144
Depreciation	5,725	6,345	24,219
Adjusted EBITDA	$89,119	$89,352	$377,186

Unlevered Free Cash Flows

	Three Months Ended March 31,
	2022	2021
	(in thousands, except percentages)
Total GAAP Revenue	362,347	333,713
Net cash provided by operating activities	70,155	64,948
Less: Purchases of property, plant, and equipment	(644)	(738)
Add: Cash paid for interest	13,678	28,158
Add: Equity compensation payments	180	440
Add: Executive severance	3,919	578
Add: Restructuring costs	207	1,407
Add: Sponsor management fees	—	500
Unlevered Free Cash Flows (after-tax)(1)	$87,495	$95,293
Unlevered Free Cash Flows (after-tax) margin(1)	24%	29%

(1) Includes cash tax payments of $25.3 million and $16.5 million for the three months ended March 31, 2022 and 2021, respectively.

Key Business Metrics

	March 31,
	2022	2021
	(in thousands, except percentages)
Total Annual Recurring Revenue	$1,397,028	$1,194,906
Maintenance Annual Recurring Revenue	$547,953	$551,492
Subscription Annual Recurring Revenue	$849,075	$643,414
Cloud Annual Recurring Revenue	$343,482	$239,687
Subscription Net Retention Rate	113%	115%

INFORMATICA INC.
SUPPLEMENTAL INFORMATION

Additional Business Metrics

	March 31,
	2022	2021
Maintenance Renewal Rate	96%	96%
Subscription Renewal Rate	93%	92%
Customers that spend more than $1 million in Subscription Annual Recurring Revenue (1)	164	109
Customers that spend more than $100,000 in Subscription Annual Recurring Revenue (2)	1,732	1,421
Cloud transactions processed per month in trillions (3)	32.2	19.6

(1) Total number of customers that spend more than $1 million in Subscription Annual Recurring Revenue.
(2) Total number of customers that spend more than $100,000 in Subscription Annual Recurring Revenue.
(3) Total number of cloud transactions processed on our platform per month in trillions, which measures data processed.

Net Debt Reconciliation

	March 31,	December 31
	2022	2021
	(in millions)
Dollar Term Loan	$1,875	$1,875
Less: Cash, cash equivalents, and short-term investments	(578)	(496)
Total net debt	$1,297	$1,379